Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Amendment No. 2 to the Registration Statement (Form S-4) of ConversionPoint Holdings, Inc. and to the incorporation by reference therein of our report dated March 15, 2019 with respect to the consolidated financial statements of Inuvo, Inc. included in its Annual Report (Form 10-K) for the years ended December 31, 2018 and 2017, respectively, filed with the Securities and Exchange Commission.

/s/ Mayer Hoffman McCann P.C.

April 1, 2019

Clearwater, Florida